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                                                                      Exhibit 99

                             (SUPERIOR BANCORP LOGO)

                              FOR IMMEDIATE RELEASE

      SUPERIOR BANCORP TO PARTICIPATE IN COMMUNITY BANK INVESTOR CONFERENCE

BIRMINGHAM, AL -- July 31, 2006 -- Superior Bancorp (NASDAQ-NMS: SUPR) announced that it will participate in the Community Bank Investor Conference sponsored by Keefe, Bruyette & Woods to be held on August 1, 2006 in New York, NY. Superior Bancorp's Chief Executive Officer, Stan Bailey, is scheduled to give a presentation at 8:00 a.m. EDT that will provide an overview of the Corporation and its strategic direction to investors attending the conference.

This presentation may be accessed via live webcast at:

            http://www.kbw.com/news/conference_investor.html

Superior Bancorp is a $1.531 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 26 branches, with 19 locations throughout the state of Alabama and seven locations along the Florida panhandle. Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida.

Upon completion of the previously announced Kensington and Community mergers, Superior Bank will become a $2.4 billion community bank with 56 offices from Huntsville, Alabama to Tampa, Florida. In addition, Superior Bank currently has nine new branches planned for Northeast Alabama and Florida.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward-looking statements," wherever they occur in this document or in other




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statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward-looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward-looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update "forward- looking statements." More information on Superior Bancorp. and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).